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                                                                    EXHIBIT 12.1

                            ALLEGIANCE TELECOM, INC.

           COMPUTATION OF RATIOS OF EARNINGS (LOSS) TO FIXED CHARGES

                                 (In thousands)


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
                                                               PERIOD FROM INCEPTION
                                     YEAR ENDED                  (APRIL 22, 1997)
                                 DECEMBER 31, 1998           THROUGH DECEMBER 31, 1997
                            -----------------------------   ---------------------------
                                             PRO FORMA                     PRO FORMA
                                          AS ADJUSTED FOR               AS ADJUSTED FOR
                                            THE IPO AND                   THE IPO AND
                              ACTUAL      DEBT OFFERINGS     ACTUAL     DEBT OFFERINGS
                            -----------   ---------------   ---------   ---------------
Earnings:
  Net loss                  $(246,488.2)   $  (282,309.9)   $(3,687.9)    $(216,643.8)
  Add: Fixed charges           39,949.1         63,213.1           --        41,212.5
                            -----------    -------------    ---------     -----------
                             (206,539.1)      (219,096.8)    (3,687.9)     (175,431.3)
Fixed charges:
  Interest in
     indebtedness              40,446.4         63,138.6           --        39,946.7
  Amortization of debt
     discount and debt
     issuance costs             1,303.6          1,875.4           --         1,265.8
  Interest portion of
     rental and lease
     expense                      997.3            997.3           --              --
                            -----------    -------------    ---------     -----------
                               42,747.3         66,011.3           --        41,212.5
Deficiency of earnings
  available to cover fixed
  charges                   $(249,286.4)   $  (285,108.1)   $(3,687.9)    $(216,643.8)
                            ===========    =============    =========     ===========
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